UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Caris Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Texas	85-2077369
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

750 W. John Carpenter Freeway, Suite 800
Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

Common stock, $0.001 par value	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This registration statement on Form 8-A (this "Form 8-A") is being filed by Caris Life Sciences, Inc. (the “Registrant”), with the Securities and Exchange Commission (the "Commission") in connection with the dual listing of its common stock, $0.001 par value per share (the “Common Stock”) with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol "CAI." The Common Stock is currently listed on The Nasdaq Stock Market LLC under the symbol "CAI."

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.2, Description of Registrant’s Securities, which was originally filed with the Commission on March 3, 2026 with the Registrant’s most recent Annual Report on Form 10-K, to which this Form 8-A relates, is incorporated herein by reference. The Registrant expects the listing and trading of the Common Stock on the NYSE Texas to commence on June 17, 2026.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Caris Life Sciences, Inc.

Date: June 16, 2026	By:	/s/ Luke Power
Luke Power
Senior Vice President, Chief Financial Officer and Chief Accounting Officer